Exhibit 3.2

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BIODEL INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

BIODEL INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the corporation (hereinafter called the “Corporation”) is Biodel Inc.

2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 8, 2003 under the name of Global Positioning Group, LTD. Thereafter a Certificate of Amendment was filed on November 19, 2004 to change the name of the Corporation to Biodel Inc. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 17, 2007. Thereafter a Certificate of Designation was filed with the Secretary of State of the State of Delaware on May 17, 2011, a Certificate of Amendment to the Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 11, 2012, a Certificate of Designation was filed with the Secretary of State of the State of Delaware on June 26, 2012, and Certificates of Amendment to the Restated Certificate of Incorporation were filed on December 20, 2012, March 17, 2015 and November 3, 2016.

3. The Restated Certificate of Incorporation, filed on May 17, 2007, as amended, is further amended to change the name of the Corporation to Albireo Pharma, Inc. by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is

Albireo Pharma, Inc.

4. The amendment of the Restated Certificate of Incorporation, as amended, herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

Signed this 3rd day of November, 2016.

BIODEL INC.

By:	/s/ Ronald H.W. Cooper
Name: Ronald H.W. Cooper
Title: President and Chief Executive Officer